EXHIBIT 10.1

FOURTEENTH AMENDMENT TO FOURTH AMENDED AND

RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTEENTH AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the “Amendment”) is made this 15th day of August, 2005, by and among WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation (“Radnor”), Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., and WinCup LP, L.L.C. (each individually a “Borrower” and collectively, “Borrowers”), and PNC Bank, National Association (“PNC”), as Lead Arranger and Administrative Agent (defined below), Fleet Capital Corporation (“Fleet”), as Documentation Agent (defined below) and Lenders (defined below).

BACKGROUND

A. On December 26, 2001, Borrowers, the financial institutions which are now or which hereafter become a party thereto (individually, a “Lender” and collectively, the “Lenders”), and PNC, as agent for Lenders (PNC in such capacity, the “Agent”) entered into a certain Fourth Amended and Restated Revolving Credit and Security Agreement (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B. Borrowers, Agent and Lenders modified certain definitions, terms and conditions contained in the Loan Agreement pursuant to that (i) certain First Amendment to Revolving Credit and Security Agreement dated February 4, 2002 to facilitate the execution of a Commitment Transfer Supplement by and between Lenders and Fleet Capital Corporation, (ii) certain Letter Agreement, dated as of March 21, 2002, among Borrowers, Agent and Lenders, (iii) certain Second Amendment to Revolving Credit, Term Loan and Security Agreement dated March 5, 2003, (iv) certain Third Amendment to Revolving Credit, Term Loan and Security Agreement dated August 1, 2003, (v) certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated September 12, 2003, (vi) certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated October 27, 2003, (vii) certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 17, 2003, (viii) certain Seventh Amendment to Revolving Credit, Term Loan and Security Agreement dated March 12, 2004, (ix) certain Eighth Amendment to Revolving Credit, Term Loan and Security Agreement dated April 27, 2004, (x) certain Ninth Amendment to Revolving Credit and Security Agreement dated September 27, 2004, (xi) certain Tenth Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated February 15, 2005, (xii) certain Eleventh Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated March 30, 2005, (xiii) certain Twelfth Amendment to Fourth

Amended and Restated Revolving Credit and Security Agreement dated April 8, 2005; (xiv) certain Letter Agreement, dated as of May 5, 2005, among Borrowers, Agent and Lenders; and (xv) certain Thirteenth Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated June 13, 2005.

C. The Borrowers have requested and the Agent has agreed to modify certain definitions, terms and conditions in the Loan Agreement.

D. The parties have agreed, subject to the terms and conditions of this Amendment, to modify and amend the Existing Financing Agreements.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Upon the Effective Date, the Loan Agreement shall be amended as follows:

(i) The definitions of “Contract Rate”, “Fixed Charge Coverage Ratio” and “Revolving Interest Rate” contained in Section I shall be deleted in their entirety and replaced as follows:

“Contract Rate” shall mean the Revolving Interest Rate.

“Fixed Charge Coverage Ratio” for any period shall mean with respect to any fiscal period the ratio of (a) EBITDA minus unfinanced capital expenditures and all distributions and dividends made during such period to (b) all Debt Payments made during such period. For purposes of this calculation, (i) amounts received by Lenders during any quarter, and from the end of such quarter to the date on which financial statements for such quarter are delivered to the Lenders pursuant to Section 9.8 hereof, from one or more Capital Events and applied to reduce Revolving Advances not to exceed the amount of such unfinanced capital expenditures, shall reduce the amount of unfinanced capital expenditures subtracted from EBITDA for such quarter and, without double counting, for any subsequent quarter, and (ii) Borrowers shall be entitled to allocate up to $14,000,000 against unfinanced capital expenditures for fiscal year 2005 from proceeds received from one or more Capital Events. Borrowers shall be permitted to allocate towards unfunded capital expenditures for fiscal years 2005 and 2006 an additional amount up to the amount of proceeds received in connection with one or more Capital Events occurring after August 1, 2005 not to exceed $20,000,000.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the Alternate Base Rate plus fifty (50) basis points with respect to Advances that are Domestic Rate Loans or (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Advances that are Eurodollar Rate Loans.

(ii) Section 6.5 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

6.5. Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis. Cause to be maintained a Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis to be calculated at the end of each fiscal quarter, based on the most recent: (i) two fiscal quarters then ended with respect to the test period ending June 30, 2005; (ii) three fiscal quarters then ended with respect to the test period ending September 30, 2005; and (iii) most recent four fiscal quarters then ended with respect to the test period ending December 31, 2005 and for each test period thereafter (for purposes of calculating the Fixed Charge Coverage Ratio, the amount of interest expense attributable to the Senior Notes shall be equal to one-quarter of the annual interest expense for each quarter included in the test period) equal to or greater than the amounts set forth below for the periods set forth below:

Period	Fixed Charge Coverage Ratio
June 30, 2005	.63 to 1.00; and
September 30, 2005	.85 to 1.00;
December 31, 2005	1.00 to 1.00;
March 31, 2006	1.00 to 1.00;
June 30, 2006	1.05 to 1.00; and
September 30, 2006 each quarter thereafter	1.15 to 1.00.

(iii) Section 6.6 shall be deleted in its entirety and replaced as follows:

6.6. Funded Debt to EBITDA Ratio. Cause to be maintained a Funded Debt to EBITDA Ratio for Radnor on a Consolidated Basis to be calculated at the end of each fiscal quarter, based on the most recent: (i) three fiscal quarters then ended annualized with respect to the test period ending September 30, 2005; and (ii) most recent four fiscal quarters then ended with respect to the test period ending December 31, 2005 and for each test period thereafter not greater than the amounts set forth below for the periods set forth below:

Period	Funded Debt to EBITDA Ratio
June 30, 2005	NA
September 30, 2005	8.80 to 1.00;
December 31, 2005	7.40 to 1.00
March 31, 2006	6.60 to 1.00;
June 30, 2006	5.50 to 1.00;
September 30, 2006	5.00 to 1.00;
December 31, 2006	4.50 to 1.00; and
March 31, 2007 and each quarter thereafter	3.75 to 1.00.

(iv) Section 7.6 shall be deleted and replaced as follows:

7.6 Capital Expenditures. Purchase or make any expenditure for fixed or capital assets (including capitalized leases) in an amount in excess of (i) $20,000,000 (or $30,000,000 in the event that Borrowers repay outstanding Advances by an amount not less than $20,000,000 from the proceeds of one or more Capital Events occurring after August 1, 2005) during fiscal year ending December 31, 2005 with respect to Radnor on a Consolidated Basis, (ii) $25,000,000 during fiscal year ending December 31, 2006 with respect to Radnor on a Consolidated Basis and (iii) $20,000,000 during any fiscal year thereafter with respect to Radnor on a Consolidated Basis.

(v) Section 7.17 shall be deleted and replaced as follows:

7.17. Senior Notes. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire or make any payments on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Senior Notes, or permit any Subsidiary or any Affiliate to, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire or make any payments on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Senior Notes, except that Radnor, any Subsidiary or any Affiliate may pay all regularly scheduled payments of interest on the Senior Notes and principal thereof at maturity, so long as no Event of Default has occurred and is continuing and after giving effect to such payment Borrowers’ Undrawn Availability is not less than $10,000,000.

2. Additional Secured Notes. Notwithstanding Sections 7.2 (Creation of Liens) and Section 7.8 (Indebtedness) of the Loan Agreement, Radnor shall be permitted to issue up to an additional $30,000,000 of Secured Notes pursuant to the Secured Indenture and any supplement thereto.

3. Transfer of Intangibles. Anything else to the contrary in the Existing Financing Agreements notwithstanding, Borrowers shall be permitted to sell know-how and trademarks used in connection with the manufacture and sale of StyroChem products to StyroChem Canada, Ltd. and to StyroChem Finland Oy; provided that, (i) prior to such sale, Borrowers deliver to Agent an appraisal (“Appraisal”), in form and substance satisfactory to Agent, which evidences that the sale price of such know-how or trademark is equivalent to the fair market value of such asset, (ii) Borrowers receive cash proceeds in an amount equal to the fair market value of any such know-how or trademark as evidenced by the Appraisal, (iii) such know-how or trademark remains subject to any Liens in favor of Agent and Lenders, (iv) the use of such know-how and trademarks by StyroChem Canada, Ltd. shall be limited geographically solely to Canada, (v) the use of such know-how and trademarks by StyroChem Finland Oy shall be limited geographically solely to Europe, (vi) the Borrowers shall retain all rights to use such know-how and trademarks, and (vii) all proceeds of such sale shall be paid to the Agent to be applied to reduce outstanding Advances.

4. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct as of the date hereof;

(b) reaffirms all of the covenants contained in the Loan Agreement, as amended hereby, and covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

5. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (the “Effective Date”) (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received a fully executed copy of this Amendment;

(b) Agent shall have received all fees which are due and payable to Agent or to the Lenders as required by the Loan Agreement, this Amendment or any fee letter entered into by Borrowers and Agent and/or Lenders; and

(c) Agent shall have received all other documents, agreements or information as required by Agent in its sole discretion.

6. Further Assurances and Affirmative Covenants. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

7. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

8. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

9. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Effective Date. This Amendment shall be effective as of June 30, 2005.

[SIGNATURES TO FOLLOW ON SEPARATE PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

RADNOR CHEMICAL CORPORATION STYROCHEM DELAWARE, INC. RADNOR DELAWARE II, INC. STYROCHEM GP, LLC
	By:	Radnor Chemical Corporation, its Sole Member
STYROCHEM LP, LLC
	By:	Radnor Chemical Corporation, its Sole Member
STYROCHEM U.S., LTD.,
	By:	StyroChem GP, LLC, its General Partner
	By:	Radnor Chemical Corporation, its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Executive Vice President

RADNOR HOLDINGS CORPORATION WINCUP HOLDINGS, INC. WINCUP GP, LLC
	By:	WinCup Holdings, Inc., its Sole Member
WINCUP LP, LLC
	By:	WinCup Holdings, Inc. its Sole Member
WINCUP TEXAS, LTD.
	By:	WinCup GP, LLC its General Partner
	By:	WinCup Holdings, Inc. its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Executive Vice President

(Signature Page to Fourteenth Amendment)

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Agents:
PNC BANK, NATIONAL ASSOCIATION, as Lead Arranger and Administrative Agent

By:	/s/ Janeann Fehrle
Janeann Fehrle
Vice President and Team Leader

FLEET CAPITAL CORPORATION, as Documentation Agent

By:	/s/ Robert Anchundia
Name:	Robert Anchundia
Title:	Vice President

Lenders:
PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Janeann Fehrle
Janeann Fehrle
Vice President and Team Leader

Commitment Percentage: 33.33333332%

FLEET CAPITAL CORPORATION, as Lender

By:	/s/ Robert Anchundia
Name:	Robert Anchundia
Title:	Vice President

Commitment Percentage: 27.7777777867%

(Signature Page to Fourteenth Amendment)

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LASALLE BUSINESS CREDIT, LLC, as Lender

By:	/s/ Ellen T. Cook
Name:	Ellen T. Cook
Title:	First Vice President

Commitment Percentage: 27.7777777867%

FIFTH THIRD BANK, as Lender

By:	/s/ Donald K. Mitchell
Name:	Donald K Mitchell
Title:	Vice President

Commitment Percentage: 11.1111111067%

(Signature Page to Fourteenth Amendment)

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